UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 2, 2007

Staples, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-17586	04-2896127
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

Five Hundred Staples Drive, Framingham, MA	01702
(Address of principal executive offices)	(Zip Code)

508-253-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Staples, Inc. (the “Company”) has adopted revised forms of restricted stock award agreements for executives and non-employee directors under the Company’s Amended and Restated 2004 Stock Incentive Plan.  The revised forms clarify the Company’s ability to vest shares underlying the equity award to satisfy the award recipient’s tax obligations triggered by the Rule of 65 Qualification Date (as defined in the restricted stock award agreement).  The foregoing description is qualified in its entirety by reference to the forms of restricted stock award agreements, which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

The exhibits listed in the Exhibit Index immediately preceding such exhibits, which is incorporated herein by reference, are filed as part of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2007	Staples, Inc.

	By:	/s/ Kristin A. Campbell
Kristin A. Campbell
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Executive Restricted Stock Award Agreement under the Amended and Restated 2004 Stock Incentive Plan. Filed herewith.
10.2	Form of Non-Employee Director Restricted Stock Award Agreement under the Amended and Restated 2004 Stock Incentive Plan. Filed herewith.